UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 16, 2024

Seer, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39747	82-1153150
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

3800 Bridge Parkway, Suite 102

Redwood City, California 94065

(Address of principal executive offices, including zip code)

650-453-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	SEER	The NASDAQ Stock Market LLC (The NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2024, Elona Kogan resigned as the Chief Legal Officer and Corporate Secretary of Seer, Inc. (the “Company”), to pursue other career opportunities. Her resignation, which is effective July 26, 2024, is not related to any disagreement with the Company, including on any matter relating to the Company’s operations, policies or practices.

Item 8.01	Other Information.

As previously reported on July 12, 2024, Rachel Haurwitz, Ph.D. resigned from the Company’s Board of Directors (the “Board”) and Audit Committee thereof (the “Director Resignation”) and the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) that upon the effectiveness of the Director Resignation, the Company would no longer be in compliance with Nasdaq Listing Rule 5605(c)(2)(A).

On July 19, 2024, the Board appointed current director David Hallal to serve on the Audit Committee and determined that he met the requirements to qualify as the “audit committee financial expert” under Item 407(d)(5)(iii) of Regulation S-K. The Company believes that Mr. Hallal’s appointment resolves any potential non-compliance with the applicable Nasdaq Listing Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEER, INC.

Date: July 19, 2024	By:	/s/ David Horn
David Horn
President and Chief Financial Officer